                              AMENDED AND RESTATED
                              RETIREMENT PLAN FOR
                            NON-INTERESTED TRUSTEES
                                 AND DIRECTORS
                        OF THE OPPENHEIMER QUEST FUNDS,
                        THE OPPENHEIMER ROCHESTER FUNDS
                        AND THE OPPENHEIMER MIDCAP FUND

         The  investment  companies  referred to on Schedule A, as such schedule may be  amended  from time to time (the  "Adopting  Funds")  have  adopted  this
Retirement  Plan for  Non-Interested  Trustees and Directors  (the  "Plan"),  as
amended and restated effective as of November 1,  2007.  OppenheimerFunds,  Inc.
acts as  manager or  adviser  ("OFI")  and  OppenheimerFunds  Distributor,  Inc.
("OFDI") acts as distributor, for the Adopting Funds.

         The Plan has been  established  for the benefit of (i) the  Trustees of an Adopting Fund if the Adopting Fund is organized as a  Massachusetts  business trust,  (ii)  the  Directors  of an  Adopting  Fund  if  the  Adopting  Fund  is
organized as a corporation,  and (iii) the  "directors" (as such term is defined in Section  2(a)(12)  of the  Investment  Company Act of 1940,  as amended  [the
"Act"])  of an  Adopting  Fund  if the  Adopting  Fund  is  any  other  type  of organization,  who in any such case are not interested  persons (as such term is defined  in  Section  2(a)(19)  of  the  Act)  of OFI or  OFDI.  Such  Trustees,
Directors  or  "directors"  are  referred  to  as  "Independent  Board  Members"
regardless  of  the  form  of  business  organization  of  the  Adopting  Funds.
"Board" shall mean,  with respect to any Adopting  Fund,  the Board of Directors or  Trustees  or  "directors,"  (as such term is defined in Section  2(a)(12) of the Act), of such Adopting Fund.

         WHEREAS,  the  Adopting  Funds  desire to amend the Plan to comply with
Section 409A of the  Internal  Revenue  Code of 1986,  as amended (the  "Code"), and to make certain other changes;

         WHEREAS,  the  Adopting  Funds  desire  to  freeze  the Plan  effective
December 31, 2007 to preclude new  Independent  Board Members from becoming Plan participants  and  limit  benefits  to those  provided  for under the Plan as of
December 31, 2007;

         NOW  THEREFORE,  the Plan is amended and restated,  effective  November
1, 2007 and as otherwise provided herein, as follows:

1.       ELIGIBILITY

         Each  Independent  Board  Member who serves as a director on  August 6,
2001 or  thereafter  commences  service  as a director  and who,  at the time of
Retirement (as defined in paragraph  6(e)),  has served as an Independent  Board
Member  during the period prior to January 1, 2008  ("Eligible  Service") for at least seven years (including  projected  service through December 31, 2008) will be an  "Eligible  Board  Member,"  and will be eligible to receive a Benefit (as defined in paragraph  6(f)) from each Adopting  Fund  commencing on the last day of  the  calendar  month  in  which  such  Eligible  Board  Member's  seventieth birthday  occurs  (such  day is  referred  to as such  Eligible  Board  Member's
"Eligible  Retirement  Date").  An Independent Board Member's period of Eligible
Service  commences  on the  date  of  election  to the  board  of  directors  or trustees,  as the case may be, as an  Independent  Board Member (the "Board") of
any  Adopting  Fund or of any other  registered  investment  company as to which
OFI acts as manager or adviser and ends on the  earlier of December  31, 2007 or the date of his Retirement.  However,  each Independent  Board Member who serves as a director on December  31, 2007 shall be credited  with an  additional  year
of  projected   Eligible   Service   through   December  31,  2008  unless  such
Independent  Board Member  retires  prior to December  31,  2008,  in which case such  additional  year of projected  Eligible  Service will be limited to actual service from January 1, 2008 through such date of retirement.

2.       RETIREMENT DATE; AMOUNT OF BENEFIT

                  (a)  Retirement.  Each  Independent  Board  Member  other than an Independent Board member who was a Trustee or Director  (whether  Independent or not) on the date (the "Original  Adoption Date") of the original  adoption of this Plan by the Board of any Adopting Fund (an "Adopting Board  Member"),  will retire  not  later  than  the  last day of the  calendar  month  in  which  such
Eligible Board Member's seventy-fifth birthday occurs;  provided,  however, that the Board of any  Adopting  Fund may, to avoid the  simultaneous  retirement  of more than one of the  Independent  Board  Members  or for any other  appropriate reason,  waive the obligation of any Independent  Board Member to retire on such date and may  establish a later date for his or her  mandatory  retirement.  Any establishment of a later retirement date may be further extended by the Board.

         The "Base  Retirement  Date" for each  Eligible  Board  Member shall be the  last  day of the  calendar  month  in  which  such  Eligible  Board  Member retires,  provided  that such event  constitutes  a  "separation  from  service"
within the meaning of Section  409A(a)(2)(A)(i)  of the Code, or the last day of
the   calendar   month  in  which  a  separation   from  service   first  occurs
thereafter.  Each  retired  Independent  Board  Member who has had a  separation from service is referred to as a "Retired Board  Member." This  paragraph  shall
be  interpreted  and  administered  in  accordance  with  Treasury   Regulations
Section 1.409A-1(h) or superseding guidance.

                  (b)  Regular  Retirement   Benefit.   Upon  Retirement,   each
Eligible  Board  Member  will  receive,  commencing  as of  the  later  of  such
Eligible Board Member's  Eligible  Retirement Date or Base Retirement  Date, for
the remainder of the Eligible  Board  Member's  life, a retirement  benefit (the
"Regular  Benefit")  paid at an annual  rate equal to 40% of the  average  total compensation,  inclusive of  compensation  received for  attendance  at meetings paid to such  Eligible  Board Member as an  Independent  Board Member in each of
the  five  highest  years  of  compensation  for  Eligible   Service   ("Average
Compensation"),   plus  an   additional   0.4166666666667%   of   such   Average
Compensation  for each full month of Eligible  Service in excess of seven years, up to a maximum of 80% of such  Average  Compensation  for fifteen or more years of Eligible  Service.  For purposes of  determining  compensation  in all years,
compensation   shall  not  be  reduced  for  any   contributions   made  to  the
Compensation  Deferral  Plan.  However,  as of December  31, 2007 an  additional year of projected  compensation  and Eligible  Service through December 31, 2008 shall be credited to each  Independent  Board  Member then  serving and used for determining  Average  Compensation  unless such  Eligible  Board Member  retires prior to December  31,  2008,  in which case such  additional  year of projected compensation  and Eligible  Service will be limited to actual  compensation  and
Eligible  Service for the period of service  from  January 1, 2008  through such date of Retirement.

For  Independent  Board  Members who are serving as of January 1, 2008 and whose
Eligible  Service  is less  than  five  years as of  January  1,  2008,  Average
Compensation  shall be determined  using the total  compensation  for his or her entire  period  of  service  divided  by the  years of  service  rounded  to the nearest 1/100th of a year.

An Eligible Board Member's Regular Benefit,  or Alternate  Benefit under Section
2(c),  shall  be  increased  on  January 1st  of  each  year  by  an  escalation percentage  equal  to the U.S.  Consumer  Price  Index  (CPI) at the time of the adjustment.

                  (c)   Election  of   Alternate   Payment  of   Benefit.   Each
Independent  Board Member shall have the option,  exercisable  at any time prior to the first  receipt of Benefits,  to elect to receive,  subject to becoming an
Eligible Board Member,  a retirement  benefit (the  "Alternate  Benefit")  based upon the combined life  expectancy of such Eligible  Board Member and his or her spouse on the date of  election  by such  Eligible  Board  Member  (rather  than solely upon such Eligible  Board  Member's own life, as shall be the case unless such  Eligible  Board Member shall  otherwise  elect as provided in this Section
2(c)),  commencing on the later of such Eligible Board Member's Base  Retirement
Date or such  Eligible  Board  Member's  Eligible  Retirement  Date and  payable through the  remainder of the later of the lives of such  Eligible  Board Member and spouse.  Each  Eligible  Board  Member  shall have the  option,  exercisable within ninety days before such Eligible  Board  Member's Base  Retirement  Date, to change such Eligible Board Member's previous  election,  and to choose either the Regular  Benefit or the Alternate  Benefit.  In the event of the death of an
Eligible  Board  Member  who has  chosen  the  Alternate  Benefit  prior to such
Eligible  Board  Member's  Retirement,  his or her spouse shall be entitled to a retirement  benefit,  commencing  upon such death,  which shall be the Actuarial
Equivalent  of the benefit  such spouse would have  received  had such  Eligible
Board  Member  died  on his or  her  Eligible  Retirement  Date.  The  Alternate
Benefit  shall be the  actuarial  equivalent  of the  Regular  Benefit  provided under  paragraph  2(b).  Actuarial  equivalence  for  these  purposes  shall  be computed  by the Board with the advice of an  enrolled  actuary  (as  defined in the  Employee  Retirement  Income  Security Act of 1974,  as amended  ["ERISA"])
applying  the  RP-2000  Mortality  Table  assuming  an  average  of the male and female  factors at each age (unisex  mortality)  and an  interest  rate equal to the  average  yield  of the 30 year  U.S.  Treasury  Bond  for  December  of the preceding  calendar year or such other reasonable  actuarial  assumptions as may be approved by the Board pursuant to  Section 6(b)  of the Plan.  This paragraph shall be interpreted and  administered  in accordance with Treasury  Regulations
Section  1.409A-2(b)(2)(ii) or superseding guidance under  Section 409A(a)(4)(C)
the Code.

3.       TIME OF PAYMENT

         The Benefit to each  Eligible  Board Member will  commence on the later of such Eligible  Board  Member's Base  Retirement  Date or Eligible  Retirement
Date and will be paid annually  each year on January 1st (or as soon  thereafter as practicable)  in advance for that year,  except that the first annual payment
to  an  Eligible  Board  Member  upon   Retirement  will  be  made  as  soon  as
practicable  immediately  following the Eligible Board Member's Base  Retirement
Date or Eligible  Retirement  Date,  as the case may be, and shall be  pro-rated for that year to exclude the period of that year prior to such date.

4.       PAYMENT OF BENEFIT; ALLOCATION OF COSTS

         The Adopting  Funds are  responsible  for the payment of the  Benefits, as well  as all  expenses  of  administration  of the  Plan,  including  without limitation  all  accounting and legal fees and expenses and fees and expenses of any  Enrolled  Actuary.  The  obligations  of the  Adopting  Funds  to pay  such benefits  and  expenses  will not be secured or funded in any  manner,  and such obligations  will  not  have  any  preference  over  the  lawful  claims  of the
Adopting  Funds'  creditors and  stockholders,  shareholders,  beneficiaries  or limited  partners,  as the case may be. To the extent  that the  Adopting  Funds consist of one or more  separate  portfolios,  such costs and  expenses  will be
allocated  among  such  portfolios  in  the  proportion  that   compensation  of
Independent Board Members is allocated among such portfolios.

5.       ADMINISTRATION

                  (a)  Administration.  Any question  involving  entitlement  to payments  under  or the  administration  of the  Plan  will be  referred  to the
Independent  Board  Members  of each of the  Adopting  Funds,  who will make all interpretations  and  determinations  necessary  or  desirable  for  the  Plan's administration  (such  interpretations  and  determinations  will be  final  and conclusive),  adopt, amend or repeal by-laws or other  regulations,  relating to the  administration  of the Plan and  cause  such  records  to be kept as may be necessary for the administration of the Plan.

6.       MISCELLANEOUS AND TRANSITION PROVISIONS

                  (a)  Rights  Not   Assignable.   The  right  to  receive   any
payment under the Plan is not  transferable  or assignable.  Except as otherwise provided  herein  with  respect to the  Alternate  Benefit or  benefits  payable after the death of an  Independent  Board  Member  under  Section 6(j) or 7, the
Plan shall not create any  benefit,  cause of action,  right of sale,  transfer, assignment,  pledge,  encumbrance, or other such right in any spouse or heirs or the estate of any Eligible Board Member or Retired Board Member.

                  (b)  Amendment,  etc.  The  Board  of  each  of  the  Adopting
Funds,  with the concurrence of the Independent  Board Members of such Fund, may at any time amend or  terminate  the Plan,  or waive any  provision of the Plan, with respect to that Fund;  provided that except as otherwise  provided  herein, no  amendment,  termination  or waiver  will  impair the  rights of an  Eligible
Board  Member to receive  upon  Retirement  the  payments  which would have been made to such  Board  Member  had there been no such  amendment,  termination  or waiver  (based  upon such Board  Member's  Eligible  Service to the date of such amendment,  termination  or waiver) or the rights of a Retired  Board  Member to receive  any Benefit  due under the Plan,  without the consent of such  Eligible
Board Member or Retired Board Member,  as the case may be.  Notwithstanding  any provision to the contrary,  the Board of an Adopting Fund,  with the concurrence of the  Independent  Board Members of such Fund,  may at any time:  (i) amend or terminate  the Plan with  respect  to that Fund to  comply  with any  applicable provision of law or any rule or regulation  adopted,  or proposed to be adopted, by any  governmental  agency  or any  decision  of any  court or  administrative agency;  (ii) change any  assumptions  used to determine  what benefit may be an
Actuarial    Equivalent,    consistent   with   Treasury   Regulations   Section
1.409A-2(b)(2)(ii);  or  (iii)  terminate  the  Plan  of  an  Adopting  Fund  (a
"Liquidated   Adopting   Fund")  which  adopts  a  plan  of   liquidation   (the
"Liquidation   Plan")  or  an  Adopting  Fund  (an  "Acquired   Adopting  Fund")
substantially  all the  assets  of which  are  acquired  by an  entity  which is itself an Adopting Fund (the  "Acquiring  Adopting  Fund") pursuant to a plan of reorganization  between the Acquired  Adopting Fund and the  Acquiring  Adopting
Fund (the  "Reorganization  Plan"),  such termination to be deemed approved upon adoption of the  Liquidation  Plan or  Reorganization  Plan, as the case may be,
and  to  be   effective   upon  the   effectiveness   of  the   liquidation   or
reorganization  contemplated  thereby  without  liability or further  obligation for any Benefits  accrued or otherwise  payable to an  Independent  Board Member by the Liquidated  Adopting Fund or Acquired  Adopting Fund, as the case may be, provided that such  termination  does not cause any amount to be included in the
gross  income  of  any   Independent   Board   Member,   Retired  Board  Member,
Beneficiary  or surviving  spouse under  Section  409A(a)(1)(A)  of the Code. In addition,  the Board of the Adopting  Funds  expressly  reserves  discretion  to terminate  the  Plan and  distribute  the  actuarial  equivalent  of the  unpaid portion of any Eligible  Board  Member's or Retired  Board  Member's  Benefit or
his or her remaining  account balance,  as the case may be, with the concurrence of the  Independent  Board Members of such Fund,  either:  (i) in the event of a
"change in control  event"  within the meaning of Treasury  Regulations  Section
1.409A-3(i)(5)  or  similar  event  as  determined  under  superseding  guidance promulgated by the Treasury  Department  under  Section 409A(a)(2)(A)(5)  of the
Code; or (ii) as otherwise permitted under Section 409A of the Code.

                  (c)  Waiver.   An  Eligible  Board  Member  or  Retired  Board
Member may elect to waive  receipt  of his or her  Benefit  by so  advising  the
Board.

                  (d)  No  Right  to  Re-election.  Nothing  in  the  Plan  will create  any  obligation  on the part of the Board to  nominate  any  Independent
Board Member for re-election.

                  (e)  "Retirement"  Defined.  The  term  "Retirement"  includes any  termination of service of an Eligible  Board Member except any  termination which  the  Committee  determines  to have  resulted  from  the  Eligible  Board
Member's willful misfeasance,  bad faith, gross negligence or reckless disregard of the  duties  involved  in the  conduct  of the  office of  Independent  Board
Members.

                  (f) "Benefit"  Defined.  The term "Benefit"  shall mean,  with respect to an Eligible  Board Member the Regular  Benefit,  unless the Alternate
Benefit has been  elected,  the Alternate  Benefit,  if elected by such Eligible
Board  Member  within  the  period  set forth in  Section  2(c)  and,  effective
January 1, 2008,  for  purposes of Sections 4, 6(b) and 6(j) shall also  include benefits payable under Section 6(j) or 7.

                  (g)  Vacancies.  Although  the Board will  retain the right to increase or decrease  its size,  it shall be the general  policy of the Board to replace each Retired  Board Member by selecting a new  Independent  Board Member from candidates recommended by the remaining Independent Board Members.

                  (h)  Consulting.  Each  Retired  Board  Member may render such services for the Adopting Funds,  for such  compensation,  as may be agreed upon from time to time by such  Retired  Board  Member and the Board of the  Adopting
Funds.

                  (i)  Transition  Provisions.  The Plan will be  effective  for all Eligible  Board Members who have dates of  Retirement  occurring on or after
the  Adoption  Date.   Periods  of  Eligible   Service  shall  include   periods
commencing prior to such date.

                  (j)    Delayed     Benefits    for    Specified     Employees.
Notwithstanding  any other  provision of the Plan to the  contrary,  in the case of any Eligible  Board Member who is a "specified  employee"  within the meaning of  Section  409A(a)(2)(B)(i)  of the Code on the date of his or her  separation
from  service,   payment  of  the  Eligible  Board  Member's  Benefit  shall  be suspended  until  the  earlier  of the  date  that  is  six  months  after  such separation  from service or the date of the Eligible Board Member's  death.  Any amounts that would have been payable in the absence of this  provision  shall be paid to the  Eligible  Board  Member  (or,  in the case of death,  to his or her
Beneficiary  or  surviving  spouse,  if  any,  or  estate)  on,  or as  soon  as administratively  practicable  after,  the earliest  payment  date  permitted by this  provision.  This  provision  shall  be  interpreted  and  administered  in
accordance  with  Treasury   Regulations   Section  1.409A-3(d)  and  (i)(2)  or
superseding guidance.

7.       CONVERSION TO ACCOUNT BALANCE; NEW PAYMENT ELECTIONS

                  (a)  Applicability  of  Section.  This  Section 7 shall  apply to  Independent  Board  Members  who  retire  after  December 31,  2007  and  is
intended  to  provide  for  new  payment   elections  in  accordance   with  the
transition  relief  described  in Section  XI.C of the  Preamble to the Proposed
Treasury  Regulations  under Section 409A of the Code issued on October 4, 2005, as clarified by Section 3.01(B)(1) of Notice 2007-86 (Oct. 23, 2007).

                  (b) New Payment  Election.  Any  Independent  Board Member may
make a written  election,  on or before  December 31,  2007,  to have his or her benefits  under the Plan  determined  under  Section 7(c) or (d).  Such election shall be made on a form  provided  by the  Board  of the  Adopting  Funds  under procedures  established  by the Board.  An Independent  Board Member's  election under this paragraph  shall not be effective if the  Independent  Board Member's
Base  Retirement  Date occurs before January 1, 2008 and otherwise  shall become irrevocable  on  December 31,  2007. By making an effective  election under this paragraph (a "New Payment  Election"),  the Independent  Board Member waives any right to a Benefit  determined  under  Sections 1 through  3, but shall  receive the benefit  described in Section 7(c) or (d) in lieu thereof.  Any  Independent
Board  Member who is credited  with at least  seven  years of  Eligible  Service under the Plan and does not make a New Payment  Election  shall be entitled to a
Benefit  determined  under  Sections 1 through 3, subject to the other terms and conditions of the Plan.  Effective  January 1, 2008,  the term  "Eligible  Board
Member"  shall  include any  Independent  Board Member who is credited with less than seven  years of  Eligible  Service  under the Plan and makes a New  Payment
Election.  Any  Independent  Board  Member who is credited  with less than seven years of  Eligible  Service  under  the  Plan  and  does not make a New  Payment
Election shall receive no benefits under the Plan.

                  (c)  Conversion to Account  Balance;  New Form of Payment.  In
the case of any  Independent  Board  Member  who  elects to have this  paragraph
apply,   a  bookkeeping   account   ("Account")   shall  be  established  as  of
December 31,  2007,  to which shall be credited the  actuarial  present value of
the   Independent   Board  Member's   accrued  benefit  under  the  Plan  as  of
December 31,  2007.  In  the  case  of  each  Independent  Board  Member  who is credited with at least seven years of Eligible Service before  January 1,  2008,
such   actuarial   present  value  shall  be   determined  as  follows:   (i) by
calculating  the  present  value  of  the  Independent  Board  Member's  Regular
Benefit as of the later of the  Independent  Board  Member's  75th  birthday  or
December 31, 2007,  using the "applicable  mortality  table" and the "applicable interest  rate"  prescribed  under  Section  417(e)(3)  of the Code for lump sum
distributions  under  qualified  plans  made  on  December 31,   2007,  assuming
continued  service through age 75 and disregarding  future  adjustments based on the CPI;  and (ii) by  discounting  the lump sum value  determined  under clause
(i) to December 31, 2007,  using a fixed  interest rate equal to Moody's Aa bond yield as of the last business day of 2007 (the  "Guaranteed  Interest Rate") and no mortality assumption.

                  In the case of each  Independent  Board Member who is credited with less than seven years of Eligible  Service  before  January 1,  2008,  such actuarial  present value shall be determined  as follows:  (i) by  treating each
Independent  Board  Member as having  accrued a right to  receive  fixed  annual payments,  commencing  on the last day of the  month in which he or she  attains age 75 and continuing for life, equal to (A) the  fraction  obtained by dividing the Independent  Board Member's  Eligible  Service credited through December 31,
2007 by seven years,  multiplied by (B) 40% of the  Independent  Board  Member's
Average  Compensation as of December 31, 2007;  (ii) by  calculating the present value of the accrued benefit  determined  under clause (i) as of the Independent
Board Member's 75th birthday,  using the  "applicable  mortality  table" and the
"applicable  interest rate" prescribed  under Section  417(e)(3) of the Code for lump sum  distributions  under qualified  plans made on  December 31,  2007; and
(iii)  by  discounting  the lump  sum  value  determined  under  clause  (ii) to
December  31,  2007,  using  the  Guaranteed  Interest  Rate  and  no  mortality assumption.

                  Each  Independent  Board  Member's  Account  shall be credited with interest at the Guaranteed  Interest Rate from December 31,  2007 until his or her  Account  balance  has been fully  distributed  in  accordance  with this paragraph.

                  Each Independent  Board Member shall receive a Benefit,  based on his or her Account  balance,  in one of the following  forms, as specified in his or her New Payment Election:

         (1)      a single  lump sum  payable on the  earlier of January 1, 2009
                  or  the  first  day  of  the  calendar  month   following  the
                  Independent Board Member's Base Retirement Date; or

         (2)      a series of substantially equal annual  installments,  payable over a period of two to ten years,  commencing  on the earlier of  January 1, 2009 or the first day of the  calendar  quarter
                  next   following   the   Independent   Board   Member's   Base
                  Retirement  Date.  The  amount  of each  installment  shall be
                  determined  by  dividing  the   Independent   Board   Member's
                  Account  balance  immediately  before the  distribution by the number of  installments  remaining to be paid  (including  the
                  installment  for  which  the  amount  is  being   determined).
                  Payments  for  years  subsequent  to the  first  payment  year shall be paid on January 1st of each year.

All  payments  shall  be  made  on  the  specified  date  or  dates  or as  soon thereafter as practicable.

If an  Independent  Board  Member  dies before his or her Account has been fully distributed,  the balance of the Account shall be  distributed  to the person or persons so designated by the  Independent  Board Member in a written  instrument submitted  to the  Board  of the  Adopting  Funds  ("Beneficiary").  If for  any
reason a portion of the  Account is not payable to any  designated  Beneficiary, or the  Independent  Board Member's  surviving  spouse,  if any, the Independent
Board  Member's  estate shall be the  Beneficiary  with respect to such portion.
Payments  shall  be made to a  Beneficiary  at the  same  time  and in the  same manner as payments would have been made to the  Independent  Board Member had he or she survived,  unless the Independent  Board Member elected in his or her New
Payment  Election to have death  benefits  paid as a lump sum, in which case the
Independent  Board Member's  remaining  Account  balance shall be paid to his or her  Beneficiary  in a lump sum as soon as  practicable  after  the  Independent
Board Member's death.

                  (d) Transfer to  Compensation  Deferral  Plan.  In the case of any  Independent  Board  Member  who  elects to have this  paragraph  apply,  an amount equal to the actuarial  present value of the  Independent  Board Member's accrued  benefit  under  the Plan as of  December 31,  2007,  determined  in the manner  specified by Section 7(c),  shall be credited to a  bookkeeping  account
("Transfer  Account")  established  under the Plan as of  December 31,  2007 and credited with interest at the  Guaranteed  Interest  Rate until  transferred  to
the   Compensation   Deferral   Plan  or  the  Transfer   Account  is  otherwise
distributed.  Such Transfer  Account shall be  transferred  to the  Compensation
Deferral Plan on, or as soon as administratively  practicable after,  January 1,
2009.  If an  Independent  Board  Member's  Eligible  Retirement  Date  or  Base
Retirement Date (or death, if earlier)  occurs after  January 1,  2009, the time and manner of distribution of the Independent  Board Member's  Transfer  Account
shall be governed  exclusively  by the provisions of the  Compensation  Deferral
Plan (including any distribution  election made by the Independent  Board Member on or before  December 31,  2007 with respect to the Transfer  Account).  In the event an  Independent  Board  Member  dies on or before  January  1,  2009,  the
Transfer  Account  shall be paid  from the Plan to his or her  Beneficiary  in a lump sum as soon as practicable  after the  Independent  Board  Member's  death.
Beginning  on the date of transfer to the  Compensation  Deferral  Plan,  all of the  Independent  Board Member  rights with respect to benefits  represented  by the Transfer  Account,  including the right to select  investment media in which such  Transfer  Account  shall be  deemed  to be  invested,  shall  be  governed exclusively by the provisions of the Compensation Deferral Plan.

                  (e)  Unforeseeable  Emergency.  An Independent Board Member or
Retired  Board Member who elected to have his or her benefits  determined  under
Section 7(c)  may request at any time a withdrawal  of part or all of the amount then credited to his or her Account on account of an  "unforeseeable  emergency"
within the meaning of Section  409A(a)(2)(B)(ii)(I)  of the Code by submitting a written  request  to the Board  accompanied  by  evidence  of the  unforeseeable emergency.  The Board will review the request and  determine the extent to which it is  justified.  The  amount  of any  such  withdrawal  shall  be  limited  in accordance  with  Section  409A(a)(2)(B)(ii)(II)  of the  Code.  This  provision shall be interpreted and  administered  in accordance with Treasury  Regulations
Section 1.409A-3(i)(3) or superseding guidance.

                                                     Adopted by the Boards of
                                                     the Oppenheimer
                                                     Quest Funds, the
                                                     Oppenheimer Rochester
                                                     Funds and the Oppenheimer
                                                     MidCap Fund,
                                                     November 19, 2007

                                                     /s/ Robert G. Zack

                                                     -------------------------
                                                     Robert G. Zack, Secretary

                                   SCHEDULE A

                  Oppenheimer Quest Capital Value Fund, Inc.
                  Oppenheimer Quest International Value Fund, Inc.
                  Oppenheimer Quest For Value Funds:
                           Oppenheimer Quest Balanced Value Fund
                           Oppenheimer Quest Opportunity Value Fund
                           Oppenheimer Small Cap Value Fund
                  Oppenheimer Value Fund, Inc.
                  Bond Fund Series:
                           Oppenheimer Convertible Securities Fund
                  Rochester Fund Municipals
                  Rochester Portfolio Series:
                           Limited Term New York Municipal Fund
                  Oppenheimer MidCap Fund